United States Oil Fund, LP
Monthly Account Statement
For the Month Ended February 29, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$17,771,500
Unrealized Gain (Loss) on Market Value of Futures	14,671,730
Interest Income	845,552
ETF Transaction Fees	31,000
Total Income (Loss)	$33,319,782

Expenses
Investment Advisory Fee	$157,317
K-1 Tax Expense	87,000
Brokerage Commissions	84,309
SEC & FINRA Registration Fees	33,662
NYMEX License Fee	12,560
Non-interested Directors' Fees and Expenses	11,578
Prepaid Audit Fees	6,667
Total Expenses	$393,093
Net Gain (Loss)	$32,926,689

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/08	$509,531,573
Additions (9,600,000 Units)	728,648,337
Withdrawals (10,800,000 Units)	(802,337,849)
Net Gain (Loss)	32,926,689

Net Asset Value End of Period	$468,768,750
Net Asset Value Per Unit (5,800,000 Units)	$80.82

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502